Exhibit 10.2

September 16, 2019

Mr. David R. Epstein
[***]

RE: Compensation for Services as Chairman of Board of Directors

Dear David,

Thank you for agreeing to serve as the Chairman (the "Chairman") of the Board of Directors (the "Board") of Evelo Biosciences, Inc. (the "Company"). This letter memorializes our recent discussion concerning your compensation for serving as the Chairman. The compensation described in this letter will become applicable upon your appointment by the Board as its Chairman.

While serving as the non-employee Chairman, you will be entitled to receive the following cash and equity compensation, unless otherwise determined by the Board:

A. Cash Compensation. An annual retainer of $150,000 for your service on the Board and as the Chairman, and on any committees of the Board (as a member or the chair of any such committees) shall be payable to Remedii LLC, a limited liability company for which you are the managing member. The annual retainer shall be earned on a quarterly basis based on a calendar quarter and shall be paid in cash by the Company in arrears not later than the fifteenth day following the end of each calendar quarter. In the event you do not serve as the Chairman for an entire calendar quarter, the annual retainer paid to you shall be prorated for the portion of such calendar quarter during which you actually served as the Chairman.

B. Equity Compensation. Subject to approval by the Board, you shall receive (i) on your appointment as the Chairman, a single grant of options to purchase 75,000 shares of the Company’s common stock (the "Initial Grant"), and (ii) thereafter on the anniversary of the date of your appointment as the Chairman, annual grants of options to purchase shares of the Company’s common stock having an aggregate grant date fair market value equal to approximately $225,000, as determined by the Board in its discretion based on customary option pricing methodologies ("Annual Grants"). The Initial Grant and Annual Grants shall be granted under and shall be subject to the terms and provisions of the Company’s 2018 Incentive Award Plan or any other applicable Company equity incentive plan then maintained by the Company (the "Equity Plan") and shall be granted subject to award agreements, including attached exhibits, in substantially the form previously approved by the Board. For the avoidance of doubt, the share numbers shall be subject to adjustment as provided in the Equity Plan. The per share exercise price of the Initial Grant and each Annual Grant shall equal the Fair Market Value (as defined in the Equity Plan) of a share of the Company’s common stock on the date the option is granted.

The Initial Grant shall vest and become exercisable in thirty-six (36) substantially equal monthly installments following the date of grant, such that the Initial Grant shall be fully vested on the third anniversary of the date of grant, subject to you continuing in service as the Chairman through each such vesting date. Each Annual Grant shall vest and become exercisable on the first anniversary of the date of grant, subject to you continuing in service as the Chairman through each such vesting date. Unless the Board otherwise determines, any portion of the Initial Grant or an Annual Grant which is unvested or unexercisable at the time of your termination of service as the Chairman shall be immediately forfeited upon such termination of service and shall not thereafter become vested or exercisable. The Initial Grant and all Annual Grants shall vest in full immediately prior to the occurrence of a Change in Control (as defined in the Equity Plan), to the extent outstanding at such time. The terms of the Initial Grant and each Annual Grant shall be ten (10) years from the date the option is granted.

The compensation described above is in lieu of, and not in addition to, the compensation provided under the Company’s Non-Employee Director Compensation Program (the "Compensation Program"). You hereby decline the receipt from the Company of any cash or equity compensation provided pursuant to the Compensation Program while receiving the compensation described in this letter.

Please indicate your agreement to and acceptance of the compensation arrangement described above, including without limitation your declination of cash and equity compensation pursuant to the Compensation Program, by signing your name where indicate below and returning this letter to me.

I look forward to working with you as the Chairman and to your continuing contributions to the success of the Company.

Respectfully,

/s/ Balkrishan "Simba" Gill
Balkrishan “Simba” Gill, Ph.D.
Chief Executive Officer

Acknowledged and agreed as of September 16, 2019.

/s/ David R. Epstein
David R. Epstein

October 15, 2020

October 14, 2020

Mr. David R. Epstein
[***]

Re: Amendment to Letter Agreement

Dear David,

Reference is made to my letter dated as of September 16, 2019 addressed to you concerning your compensation for serving as the Chair of the Board of Directors of Evelo Biosciences, Inc. (the “Letter Agreement”). This letter memorializes our recent discussion concerning an amendment to your compensation, and will become applicable upon your signature below (the “Amendment”).

Now, Therefore, the parties agree as follows:

1. The first and second paragraphs of Section B (Equity Compensation) of the Letter Agreement are hereby amended and restated in their entirety to read as follows:

“Subject to approval by the Board, you shall receive (i) on your appointment as the Chairman, a single grant of options to purchase 75,000 shares of the Company’s common stock (the "Initial Grant"), and (ii) thereafter on the anniversary of the date of your appointment as the Chairman, annual grants of options to purchase shares of the Company’s common stock having an aggregate grant date fair value equal to approximately $225,000, as determined by the Board in its discretion based on customary option pricing methodologies ("Annual Grants"). The Initial Grant and Annual Grants shall be granted under and shall be subject to the terms and provisions of the Company’s 2018 Incentive Award Plan or any other applicable Company equity incentive plan then maintained by the Company (the "Equity Plan") and shall be granted subject to award agreements, including attached exhibits, in substantially the form previously approved by the Board. For the avoidance of doubt, the share numbers shall be subject to adjustment as provided in the Equity Plan. The per share exercise price of the Initial Grant and each Annual Grant shall equal the Fair Market Value (as defined in the Equity Plan) of a share of the Company’s common stock on the date the option is granted.”

“The Initial Grant shall vest and become exercisable in thirty-six (36) substantially equal monthly installments following the date of grant, such that the Initial Grant shall be fully vested on the third anniversary of the date of grant, subject to you continuing in service as the Chairman through each such vesting date. Each Annual Grant shall vest and become exercisable in twelve (12) substantially equal monthly installments following the date of grant, such that each Annual Grant shall be fully vested on the first anniversary of the date of grant, subject to you continuing in service as the Chairman through each such vesting date. Unless the Board otherwise determines, any portion of the Initial Grant or an Annual Grant which is unvested or unexercisable at the time of your termination of service as the Chairman shall be immediately forfeited upon such termination of service and shall not thereafter become vested or exercisable. The Initial Grant and all Annual Grants shall vest in full immediately prior to the occurrence of a Change in Control (as defined in the Equity Plan), to the extent outstanding at such time. The terms of the Initial Grant and each Annual Grant shall be ten (10) years from the date the option is granted.”

2. Except as expressly modified by this Amendment, the Letter Agreement shall remain unchanged and in full force and effect in accordance with its terms.

If the foregoing accurately sets forth our agreement, please countersign this letter in the space provide below.

Respectfully,

/s/ Balkrishan "Simba" Gill
Balkrishan “Simba” Gill, Ph.D.
President and Chief Executive Officer

Agreed and Accepted:

/s/ David R. Epstein
David R. Epstein

October 15, 2020